As filed with the Securities and Exchange Commission on December 15, 2006

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): DECEMBER 8, 2006


                      METROMEDIA INTERNATIONAL GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


               1-5706                                   58-0971455
--------------------------------------------------------------------------------
       (Commission File Number)            (I.R.S. Employer Identification No.)


       8000 TOWER POINT DRIVE
      CHARLOTTE, NORTH CAROLINA                            28227
--------------------------------------------------------------------------------
(Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code:   (704) 321-7380
                                                          ----------------------

                                      N/A
--------------------------------------------------------------------------------
             (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

ITEM 1.02     TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

        As previously announced, Metromedia International Group, Inc. (the "Company") had entered into separate lock-up, support and voting agreements (as amended, the "Lock-Up and Voting Agreements") with representatives (the "Preferred Representatives") of holders of more than two-thirds of its 4.1 million outstanding shares of preferred stock, par value $1.00 per share (the "Preferred Stock"). Such matters were reported by the Company on Current
Reports on Form 8-K filed with the United States Securities and Exchange Commission (the "Commission") on October 2, 2006 and November 20, 2006.

        The Lock-Up and Voting Agreements had been entered in anticipation of the Company concluding certain asset sale transactions contemplated in a non-binding letter of intent (the "LOI") in effect through December 5, 2006 between the Company and Salford Capital Partners, a private equity and investment management company based in London ("Salford"). As reported by the Company on a Current Report on Form 8-K filed with the Commission on December 5, 2006 (the "December 5 Form 8-K"), Salford informed the Company of its intent to terminate the LOI without further pursuing the asset sale on the originally contemplated terms.

        In light of the termination of the LOI without further action on the originally contemplated asset sale, and so as to avoid further expenditures by all parties on the matter, certain of the Preferred Representatives have advised the Company that they have terminated the Lock-Up and Voting Agreements, effective December 14, 2006, and as a result the Lock-Up and Voting Agreements are no longer effective.

        Under the terms of the Company's Certificate of Designation governing the Preferred Stock, the liquidation preference per share on the Preferred
Stock as of December 14, 2006 was $50.00 PLUS $25.51 of accrued and unpaid dividends, which liquidation preference plus accrued and unpaid dividends is equal to an aggregate of approximately $312.6 million for all shares of Preferred Stock issued and outstanding. The liquidation preference on the Preferred Stock continues to accumulate dividends at a rate of 7 1/4 percent per annum, compounded quarterly. Pursuant to the Company's Certificate of Designation, in the event of a liquidation, dissolution or winding-up of the Company, whether involuntary or voluntary, the holders of the shares of Preferred Stock are entitled to receive out of the assets of the Company available for distribution to stockholders their liquidation preference plus accrued and unpaid dividends in preference to the holders of, and before any distribution is made on, any shares of the Company's common stock.


ITEM 7.01      REGULATION FD DISCLOSURE

        As previously announced, the Company received notification from Salford of the termination of the LOI in respect of a preliminary offer from Salford for the acquisition of substantially all of the Company's business interests in the country of Georgia for a cash price of $480 million. The proposed transaction had previously been reported by the Company on a Current Report on Form 8-K filed with the Commission on October 2, 2006 (as such description has been amended by later filings by the Company with the Commission), and the termination of the LOI was reported by the Company on the December 5 Form 8-K.

        On December 8, 2006, the Company received an unsolicited revised proposal from Salford for the acquisition of substantially all of the Company's business interests in the country of Georgia for a cash price of $331 million. The revised Salford proposal is subject to a number of conditions, including a thirty day exclusivity period, the successful completion of due diligence, agreement on a transaction structure to effect the proposed transaction, the execution of definitive agreements in respect of the proposed transaction and the satisfaction of any required approvals of the Company's board of directors and stockholders.

        The Company's Board of Directors considered the revised Salford offer and concluded that it did not adequately reflect an appropriate valuation of the Company's business interests and that acceptance of the revised offer would, therefore, not be in the best interests of the Company's stockholders. As a result, the Board of Directors of the Company has unanimously rejected the revised offer from Salford and has so informed Salford.

        In addition, as disclosed by the Company in the December 5 Form 8-K, Salford made a request in connection with its termination of the LOI that the Company reimburse Salford for the transaction expenses incurred by it to date in connection with the proposed transaction in the amount of US $1,010,000. The Company has completed an evaluation of the specific items Salford referenced in support of its decision to terminate the LOI for Cause (as defined in the LOI) and its related claim for expense reimbursement, and following such evaluation the Company believes such items are completely without merit. Accordingly, the Company has notified Salford that it is not entitled to any expense reimbursement under the LOI and, as a result, no such reimbursement from the Company will be forthcoming.

        Certain statements above, other than statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in any forward-looking statements. These forward-looking statements represent the Company's judgment as of the date of this Current Report on Form 8-K. The Company is not under, and expressly disclaims any, obligation to update the information in this Current Report on Form 8-K for any future events.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  METROMEDIA INTERNATIONAL GROUP, INC.



                                  By:  /s/ HAROLD F. PYLE, III
                                       -----------------------------------
                                       Name:   Harold F. Pyle, III
                                       Title:  Executive Vice President
                                               Finance, Chief Financial
                                               Officer and Treasurer


Date: December 15, 2006
Charlotte, NC